UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 16, 2006

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (847) 937-6100

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into Material Definitive Agreement

On March 16, 2006, Jeffrey M. Leiden informed Abbott Laboratories that he intends to step down as a director and as president and chief operating officer of the pharmaceutical products group, effective March 24, 2006.

On March 21, 2006, Abbott entered into an agreement with him in connection with his departure, pursuant to which the restricted stock that had previously been awarded to him in 2002, 2004 and 2005 will vest in accordance with its terms. A copy of the agreement is attached as Exhibit 10.1.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective March 24, 2006, Jeffrey M. Leiden will step down as a director and as president and chief operating officer of the pharmaceutical products group of Abbott Laboratories.

Item 5.03 – Amendment to Articles of Incorporation or By-laws; Change in Fiscal Year

Article III, Section 2 of Abbott’s by-laws has been amended such that Abbott’s Board of Directors will consist of thirteen members, effective April 28, 2006. The Board of Directors previously consisted of fourteen persons.

Item 9.01 – Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Exhibit

3.1	By-Laws of Abbott Laboratories, as amended and restated effective as of April 28, 2006

10.1	Agreement between Abbott Laboratories and Jeffrey M. Leiden

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abbott Laboratories

Date: March 21, 2006

	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

3.1	By-Laws of Abbott Laboratories, as amended and restated effective as of April 28, 2006

10.1	Agreement between Abbott Laboratories and Jeffrey M. Leiden